UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 14, 2009
HEALTHCARE SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-120152	23-2018365

(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
3220 Tillman Drive-Suite 300, Bensalem, Pennsylvania 19020
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: 215-639-4274
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On April 14, 2009, Healthcare Services Group, Inc. (the “Company”) issued a press release (the “Press Release”) announcing (i) its earnings for the three month period ended March 31, 2009, (ii) declaration of first quarter 2009 regular quarterly cash dividend, and (iii) the entering into of an asset purchase agreement with Contract Environmental Services, Inc. A copy of the Press Release is being furnished hereto as Exhibit 99.1 and is hereby incorporated by reference to this Current Report.
The information contained herein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.
Item 8.01 Other Events.
As described above, the Company entered into an asset purchase agreement with Contract Environmental Services, Inc.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is being furnished herewith:
99.1	Press Release and financial tables, dated April 14, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE SERVICES GROUP, INC.
April 14, 2009	/S/ Richard W. Hudson
Date	Chief Financial Officer and Secretary

EXHIBIT INDEX
Exhibit:
99.1	Press Release and financial tables dated April 14, 2009 issued by Healthcare Services Group, Inc.